UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2022 (June 21, 2022)

PLURISTEM THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PSTI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, Pluristem Therapeutics Inc., or the Company, held its 2022 Annual Meeting of Stockholders, or the 2022 Annual Meeting. As a result of the voting outcome from the 2022 Annual Meeting, on June 21, 2022, each of Mark Germain, Moria Kwiat, and Doron Shorrer were not re-elected to the Company’s Board of Directors, or the Board, and vacated their seats on the Board, and their respective committees, effective immediately. Prior to vacating their seats on the Board, Mr. Germain was an independent director and Chairman of the Nominating Committee; Ms. Kwiat was an independent director and member of the Compensation Committee; and Mr. Shorrer was an independent director and a member of the Nominating Committee and served as Chairman of the Compensation Committee and the Audit Committee. As a result of vacating their seats on the Board, Ms. Kwiat and Messers. Germain and Shorrer were also deemed to vacate their membership on the aforementioned Board committees.

On June 23, 2022, the Board (i) appointed Ms. Varda Shalev to serve on the Audit Committee in place of Mr. Shorrer and appointed Mr. Doron Birger to serve as the Chairman of the Audit Committee; (ii) appointed Ms. Maital Shemesh-Rasmussen and Ms. Shalev to serve on the Compensation Committee, in place of Mr. Shorrer and Ms. Kwiat, with Ms. Shemesh-Rasmussen to serve as the Chairperson of the Compensation Committee; and (iii) appointed Mr. Rami Levi and Ms. Shemesh-Rasmussen to the Nominating Committee, in place of Mr. Germain and Mr. Shorrer, with Mr. Levi to serve as the Chairman.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2022, the Company held its 2022 Annual Meeting. The results of stockholder voting at the 2022 Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors

The stockholders voted as follows with respect to the individuals nominated as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Zami Aberman	7,974,095	400,819	50,280	5,096,065

Doron Birger	7,421,338	901,042	102,814	5,096,065

Mark Germain	3,720,919	4,599,082	105,193	5,096,065

Moria Kwiat	4,157,557	4,162,124	105,513	5,096,065

Rami Levi	7,982,208	333,358	109,628	5,096,065

Varda Shalev	8,261,050	108,881	55,263	5,096,065

Maital Shemesh-Rasmussen	8,204,045	113,072	108,077	5,096,065

Doron Shorrer	3,848,044	4,466,393	110,757	5,096,065

Yaky Yanay	7,968,919	396,219	60,056	5,096,065

Proposal No. 2 — Ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2022.

For	Against	Abstain	Broker Non-Votes
13,375,832	88,651	56,776	N/A

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: June 23, 2022	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer

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